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                               Verizon South Inc.
                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                             Six Months Ended
(Dollars in Millions)                                                         June 30, 2002
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
Income before provision for income taxes and extraordinary item                       $310.0
Interest expense                                                                        39.1
Portion of rent expense representing interest                                            8.8
Amortization of capitalized interest                                                      .1
                                                                          -------------------

Earnings, as adjusted                                                                 $358.0
                                                                          ===================

Fixed charges:
Interest expense                                                                      $ 39.1
Portion of rent expense representing interest                                            8.8
Capitalized interest                                                                      .3
                                                                          -------------------

Fixed Charges                                                                         $ 48.2
                                                                          ===================

Ratio of Earnings to Fixed Charges                                                      7.43
                                                                          ===================
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